                                             Exhibit 7



                Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-63940) pertaining to the Lincoln Life Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) February 2, 2001, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2001, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account M.



Fort Wayne, Indiana
August 10, 2001